Translation from German

Reproduction of the current Register content
Call-off of 28 November 2017, 15:31 hours

Printout | Charlottenburg Local Court
Commercial Register Division B | HRB 165662 B

HRB 165662 B

Current Printout
Commercial Register Division B
Charlottenburg Local Court

1. Number of entries:
7

2. a) Company Name:
Rocket Internet SE

b) Seat, place of business, domestic business address, authorised recipient, branch establishments
Berlin
Charlottenstrasse 4, 10969 Berlin

c) Object of the Company
a) Development and implementation of new business concepts, in particular with focus on fields, such as the Internet, online services, E-commerce, telecommunications, media, IT, technology; b) establishment, set-up and continuous development of new companies as well as acquisition of participating interests in companies for the pursuit of the aforementioned business concepts; c) provision of permit-free services and of permit-free counselling services, in particular to the companies mentioned in b) in the fields of IT, marketing, distribution, personnel development, financing and project development and d) administration of own participating interests in companies and of other corporate assets.

3. Capital stock or nominal capital
EUR 165,140,790.00

4.a) General provisions for representation
When one Member of the Management Board is appointed, he/she represents the Company alone. When several Members of the Management Board are appointed, the Company is represented by two Members of the Management Board or by one Member of the Management Board together with a 'Prokurist' [holder of special signing powers].

b) Management Board, Executive Body, Executive Directors, General Partners, Managing Directors, Authorised Representatives and special power of representation

Management Board:
with the authority to conclude legal transactions as the representative of third parties

Kimpel, Peter, born on 10 June 1968, Königstein
Kudlich, Alexander, born on 5 February 1980, Berlin
Samwer, Oliver, born on 9 August 1972, Munich

5. Prokura [special signing powers]

Prokura together with a Member of the Management Board or with another 'Prokurist', with the authority to conclude legal transactions as the representative of third parties
Dr. Bruder, Johannes, born on 24 March 1980, Berlin
Jeschke, Arnt, born on 23 April 1971, Berlin
Senitz, Christian, born on 27 January 1978, Berlin

6.a) Legal form, Commencement, Articles of Association or Shareholders' Agreement

European Company
Articles of Association of 30 September 2014
last amended on: 2 June 2017

b) Other legal relationships

Entries concerning the Law on Transforming Companies (Modifying Conversion)

The Company was established through the modifying conversion of the Rocket Internet AG with Seat in Berlin (Charlottenburg Local Court, HRB 159634 B) pursuant to the Conversion Plan of 21 August 2014 and pursuant to the approving resolution adopted by the General Meeting of Shareholders on 30 September 2014.

Entries concerning the Conditional Capital

In continuance of the resolution adopted by the General Meeting of Shareholders of the Rocket Internet AG on 8 September 2014 the Capital Stock of the Company is conditionally increased by up to EUR 4,541,712 (Section 4, sub-paragraph 4 of the Articles of Association of 30 September 2014; 18 March 2015) (Conditional Capital 2014/I)

In continuance of the resolution adopted by the General Meeting of Shareholders of the Rocket Internet AG on 8 September 2014 the Capital Stock of the Company is conditionally increased by up to EUR 6,005,113 (Section 4, sub-paragraph 5 of the Articles of Association of 30 September 2014; 18 March 2015) (Conditional Capital 2014/II)

By virtue of the resolution adopted by the General Meeting of Shareholders on 23 June 2015 the Capital Stock is conditionally increased by up to EUR 72,000,000 (Conditional Capital 2015/I)

By virtue of the resolution adopted by the General Meeting of Shareholders on 9 June 2016 the Conditional Capital 2015/I is amended while maintaining its amount (Conditional Capital 2015/I).

By virtue of the resolution adopted by the General Meeting of Shareholders on 2 June 2017 the Conditional Capital 2014/II is amended while maintaining its amount. Section 4, sub-paragraph 5 of the Articles of Association is adjusted (Conditional Capital 2014/II).

By virtue of the resolution adopted by the General Meeting of Shareholders on 2 June 2017 the Conditional Capital 2015/I is amended while maintaining its amount. Section 4, sub-paragraph 6 of the Articles of Association is adjusted (Conditional Capital 2015/I).

Entries concerning the Authorised Capital

In continuance of the resolution adopted by the General Meeting of Shareholders of the Rocket Internet AG on 22 August 2014 the Management Board is authorised by the Articles of Association of 30 September 2014; 18 March 2015 to increase the Capital Stock of the Company. The Authorised Capital amounts to up to EUR 15,012,592. The authorisation ends upon the expiration of 21 August 2019 (Authorised Capital 2014/I).
By virtue of the resolution adopted by the General Meeting of Shareholders with the amendment of Section 4, sub-paragraph 7 of the Articles of Association the Management Board is author-

ised to increase by 1 June 2022 the Capital Stock, with the exclusion of the subscription right, by up to EUR 67,557,803.00 (Authorised Capital 2017/I).

7. **Date of last entry**
4 July 2017

Norbert Zänker & Kollegen ■ Dolmetscher und Übersetzer ■ Lietzenburger Straße 102 ■ 10707 Berlin ■ Telefon (030) 884 30 20 ■ Telefax 884 30 233

In meiner Eigenschaft als vom Präsidenten des Landgerichts Berlin für die Berliner Gerichte und Notare ermächtigte Übersetzerin für die englische Sprache (D VI 118/04) bescheinige ich die Richtigkeit und Vollständigkeit der vorstehenden Übersetzung ~~des /~~ der mir vorgelegten ~~Originals / beglaubigten Abschrift / Kopie~~ / Datei / ~~Entwurfs~~ in deutscher / ~~englischer~~ Sprache.

In the capacity of authorised translator to the Berlin law courts and notaries public appointed by the President of Landgericht Berlin (Berlin Regional Court) under D VI 118/04, I certify that the foregoing is a true and faithful translation of the German / ~~English original / certified copy / photocopy~~ / file / ~~draft~~ submitted to me.

Übersetzung Nr. 119533 a
Translation No.

Berlin, 30 November 2017

Nadine Freund
★
für die Berliner Gerichte und Notare ermächtigte Übersetzerin für Englisch und Französisch
★
Dipl.-Fachübersetzerin (FH)

N. Freund

Nadine Freund

Norbert Zänker & Kollegen
Dolmetscher und Übersetzer

Aktueller Ausdruck **HRB 165662 B**

Handelsregister Abteilung B
Amtsgericht Charlottenburg

1. Anzahl der bisherigen Eintragungen
7 Eintragung(en)

2.a) Firma
Rocket Internet SE

b) Sitz, Niederlassung, inländische Geschäftsanschrift, empfangsberechtigte Person, Zweigniederlassungen

Berlin

Charlottenstraße 4, 10969 Berlin

c) Gegenstand des Unternehmens
a) Entwicklung und Umsetzung neuer Geschäftskonzepte, insbesondere mit Fokussierung auf Bereiche wie Internet, Online-Dienste, E-Commerce, Telekommunikation, Medien, IT, Technologie; b) Gründung, Aufbau und fortlaufende Entwicklung neuer Unternehmen sowie Erwerb von Beteiligungen an Unternehmen zur Verfolgung der vorgenannten Geschäftskonzepte; c) Erbringung erlaubnisfreier Dienstleistungen und erlaubnisfreier Beratungsleistungen, insbesondere gegenüber den in b) genannten Unternehmen in den Bereichen IT, Marketing, Vertrieb, Personalentwicklung, Finanzierung und Projektentwicklung und d) Verwaltung eigener Unternehmensbeteiligungen und sonstigen Gesellschaftsvermögens.

3. Grund- oder Stammkapital
165.140.790,00 EUR

4.a) Allgemeine Vertretungsregelung
Ist ein Vorstandsmitglied bestellt, so vertritt es die Gesellschaft allein. Sind mehrere Vorstandsmitglieder bestellt, wird die Gesellschaft durch zwei Vorstandsmitglieder oder durch ein Vorstandsmitglied in Gemeinschaft mit einem Prokuristen vertreten.

b) Vorstand, Leitungsorgan, geschäftsführende Direktoren, persönlich haftende Gesellschafter, Geschäftsführer, Vertretungsberechtigte und besondere Vertretungsbefugnis

Vorstand:
mit der Befugnis Rechtsgeschäfte als Vertreter Dritter abzuschließen

Kimpel, Peter, *10.06.1968, Königstein

Kudlich, Alexander, *05.02.1980, Berlin

Samwer, Oliver, *09.08.1972, München

5. Prokura

Prokura gemeinsam mit einem Vorstand oder einem weiteren Prokuristen mit der Befugnis Rechtsgeschäfte als Vertreter Dritter abzuschließen

Dr. Bruder, Johannes, *24.03.1980, Berlin

Jeschke, Arnt, *23.04.1971, Berlin

Senitz, Christian, *27.01.1978, Berlin

6.a) Rechtsform, Beginn, Satzung oder Gesellschaftsvertrag

Europäische Aktiengesellschaft

Satzung vom 30.09.2014

Zuletzt geändert am: 02.06.2017

b) Sonstige Rechtsverhältnisse

Eintragungen betreffend das Umwandlungsgesetz (Formwechsel)
Die Gesellschaft ist entstanden durch formwechselnde Umwandlung der Rocket Internet AG mit Sitz in Berlin (Amtsgericht Charlottenburg, HRB 159634 B) aufgrund des Umwandlungplans vom 21.08.2014 und des Zustimmungsbeschlusses der Hauptversammlung vom 30.09.2014.

Eintragungen zum bedingten Kapital
Das Grundkapital der Gesellschaft ist - in Fortgeltung des Beschlusses der Hauptversammlung der Rocket Internet AG vom 08.09.2014 - um bis zu 4.541.712 EUR bedingt erhöht (§ 4 Abs. 4 der Satzung vom 30.09.2014; 18.03.2015) (Bedingtes Kapital 2014/I)
Das Grundkapital der Gesellschaft ist - in Fortgeltung des Beschlusses der Hauptversammlung der Rocket Internet AG vom 08.09.2014 - um bis zu 6.005.113 EUR bedingt erhöht (§ 4 Abs. 5 der Satzung vom 30.09.2014; 18.03.2015) (Bedingtes Kapital 2014/II)
Das Grundkapital ist durch Beschluss der Hauptversammlung vom 23.06.2015 um bis zu 72.000.000 EUR bedingt erhöht. (Bedingtes Kapital 2015/I)
Das bedingte Kapital 2015/I ist durch Beschluss der Hauptversammlung vom 09.06.2016 unter Beibehaltung der Höhe geändert. (Bedingtes Kapital 2015/I)
Das Bedingte Kapital 2014/II ist durch Beschluss der Hauptversammlung vom 02.06.2017 unter Beibehaltung der Höhe geändert. § 4 Abs. 5 der Satzung ist angepasst. (Bedingtes Kapital 2014/II)
Das Bedingte Kapital 2015/I ist durch Beschluss der Hauptversammlung vom 02.06.2017 unter Beibehaltung der Höhe geändert. § 4 Abs. 6 der Satzung ist angepasst. (Bedingtes Kapital 2015/I)

Eintragungen zum genehmigten Kapital
Der Vorstand ist - in Fortgeltung des Beschlusses der Hauptversammlung der Rocket Internet AG vom 22.08.2014 - durch die Satzung vom 30.09.2014;18.03.2015 ermächtigt, das Grundkapital der Gesellschaft zu erhöhen. Das genehmigte Kapital beträgt bis zu 15.012.592 EUR. Die Ermächtigung endet mit Ablauf des 21.08.2019. (Genehmigtes Kapital 2014/I)
Der Vorstand ist durch Beschluss der Hauptversammlung mit Änderung des § 4 Abs. 7 der Satzung ermächtigt, bis zum 01.06.2022 das Grundkapital unter Bezugsrechtsausschluss um bis zu EUR 67.557.803,00 zu erhöhen (Genehmigtes Kapital 2017/I)

7. Tag der letzten Eintragung
04.07.2017